UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2015

CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 569-9900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2015, the Human Resources Committee of our Board of Directors (the "Board") approved payouts to certain of our named executive officers under our bonus program for fiscal 2015. The bonus program had a performance component, which is under our management incentive program, and discretionary component. The approved payouts for the two components combined were as follows: Mr. Munyan - $458,846; Mr. Paccapaniccia - $222,459; Mr. Kiesling - $217,260 and Mr. Sorensen $127,465.

On May 22, 2015, the Human Resources Committee granted stock options and restricted stock units (“RSUs”) under our 2013 Equity Compensation Plan to the named executive officers listed below as follows:

Executive	Shares Underlying Stock Option Grants (#)	Shares Underlying RSU Grants (#)
Christopher J. Munyan	48,500	9,600
Vincent A. Paccapaniccia	20,000	4,000
William G. Kiesling	12,800	2,500
Christian A. Sorensen	12,800	2,500

The stock options have an exercise price of $27.77 per share and a seven-year term. Stock options vest and become exercisable to the extent of 25% of the underlying shares on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date, contingent upon satisfaction of the service-based vesting condition described below. Each RSU constitutes a phantom right and will automatically be redeemed for one share of CSS common stock on the fourth anniversary of the grant date, contingent upon satisfaction of the performance-based and service-based conditions described below.

The RSUs will not vest unless a performance goal is satisfied within the four-year period ending on the fourth anniversary of the grant date (the “Performance Period”), except that vesting is accelerated upon a change of control. In order for the performance goal to be satisfied, the Company must attain total shareholder return (“TSR”) of at least 30% during the Performance Period. TSR is measured by stock price performance and dividend accumulation and reinvestment. Satisfaction of the performance goal will be determined by comparing (a) the average closing price for a share of the Company’s common stock (as adjusted to reflect reinvestment of dividends paid during the Performance Period) over a period of 60 consecutive trading days during the Performance Period to (b) $27.77 per share, the closing price per share on May 21, 2015 (the last trading day prior to the grant date).

If the performance goal described above is not satisfied by the fourth anniversary of the grant date, then the RSUs will not vest, and the same will expire on the fourth anniversary of the grant date. Otherwise, vesting will depend on the period in which the performance goal is satisfied, as reflected below:

Period in which Performance Goal is Satisfied	Vesting Schedule for RSUs
On or prior to the 3rd anniversary of the grant date	50% on the 3rd anniversary of the grant date, and 50% on the 4th anniversary of the grant date
Within the 4th year following the grant date	100% on the 4th anniversary of the grant date

A service-based vesting condition is applicable to the aforementioned stock options and RSUs. In order for the service-based vesting condition to be satisfied, the executive must remain in the employment of the Company or a subsidiary of the Company on the applicable vesting date.

The foregoing description of the stock options and RSUs is qualified in its entirety by the terms and conditions of the applicable grant instruments. The form of grant instrument for the service-based stock options described above is filed herewith as Exhibit 10.1. The form of grant instrument for the aforementioned performance-based RSUs was filed as Exhibit 10.2 to our Current Report on Form 8-K filed on May 23, 2014.

Item 8.01. Other Events.
On May 19, 2015, we issued a press release announcing that our Board had authorized an additional buy back of 500,000 shares of CSS Common Stock at prices and pursuant to other terms and conditions that our officers deem appropriate, and subject to compliance with applicable regulatory requirements and relevant covenants in our credit facility. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Form of Grant Instrument for Service-Based Non-Qualified Stock Options issued under the 2013 Equity Compensation Plan
99.1	Press release dated May 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

Date:	May 22, 2015	By:	/s/ William G. Kiesling
William G. Kiesling
Vice President–Legal and Human Resources and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Grant Instrument for Service-Based Non-Qualified Stock Options issued under the 2013 Equity Compensation Plan
99.1	Press release dated May 19, 2015

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